Exhibit 5.1


                           GOLDFARB, LEVY, ERAN & CO.
                               2 Ibn Gvirol Street
                             Tel Aviv 64077, Israel


                                        May 13, 2004


Radcom Ltd.
24 Raoul Wallenberg Street
Tel Aviv  69719 Israel

Re:   Registration Statement on Form F-3
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Dear Sir or Madam:

      We refer to the Registration Statement on Form F-3 (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Radcom Ltd. (the "Company"), relating to 3,851,540 of the Company's ordinary shares, par value NIS 0.05 per share (the "Shares") and warrants to purchase up to 962,887 of the Company's ordinary shares (the "Warrant Shares").

      As Israeli counsel for the Company, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. For purposes of this opinion, we have assumed and have not independently verified
(i) the authenticity and completeness of all documents; (ii) the genuineness of all signatures; (iii) the conformity to original documents of all copies (whether facsimiled, photostatic or otherwise; (iv) the due execution and delivery of all documents; and (v) no changes in corporate records following our review thereof.

      We are members of the Israel Bar and we express no opinion as any matter relating to the laws of any jurisdiction other than the laws of Israel.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable and that the Warrant Shares, upon exercise of the Warrant in accordance with its terms, will be duly authorized and validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as a part of the Registration Statement and the references to this firm in the sections of the prospectus entitled "Validity of Securities" and "Enforceability of Civil Liabilities". This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                    Very truly yours,

                                    /s/ Goldfarb, Levy, Eran & Co.
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                                    Goldfarb, Levy, Eran & Co.